As filed with the Securities and Exchange Commission on January 9, 2020

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ANALOG DEVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2348234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Technology Way

Norwood, Massachusetts 02062-9106

Telephone: 781-329-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Larry Weiss

Senior Vice President, General Counsel and Secretary

One Technology Way

Norwood, Massachusetts 02062-9106

Telephone: 781-329-4700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark G. Borden, Esq.

Jason L. Kropp, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

617-526-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.16 2/3 par value per share	335,654	$116.47	$39,093,621.38	$5,074.35

(1)

The shares of common stock will be offered for resale by the selling stockholder. Pursuant to Rule 416 under the Securities Act, this Registration Statement also relates to an indeterminate number of additional shares of common stock to be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the Nasdaq Global Select Market on January 6, 2020.

PROSPECTUS

ANALOG DEVICES, INC.

335,654 SHARES OF COMMON STOCK

We are registering our common stock for resale by the selling stockholder identified in this prospectus. We are not selling any shares of our common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares by the selling stockholder. See “Selling Stockholder” and “Plan of Distribution.”

The selling stockholder identified in this prospectus, or its pledgees, assignees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ADI.” On January 8, 2020, the closing sale price of the common stock on Nasdaq Global Select Market was $120.66 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 5, any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell or otherwise dispose shares of our common stock.

This prospectus provides you with a general description of the securities the selling stockholder may offer. Depending on the manner in which the selling stockholder sells securities under this shelf registration statement, we may provide one or more prospectus supplements that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 10 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor the selling stockholder has authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “the Company,” “we,” “our,” “ours” and “us” refer to Analog Devices, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “could” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections regarding our future financial performance; our anticipated growth and trends in our businesses; our future liquidity, capital needs and capital expenditures; our future market position and expected competitive changes in the marketplace for our products; our ability to pay dividends or repurchase stock; our ability to service our outstanding debt; our expected tax rate; expected cost savings; the effect of new accounting pronouncements; our ability to successfully integrate acquired businesses and technologies; and other characterizations of future events or circumstances are forward-looking statements. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. You should pay particular attention to the important risk factors and cautionary statements referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements, including to reflect events or circumstances occurring after the date of the filing of this prospectus, except to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

ANALOG DEVICES, INC.

Analog Devices, Inc. is a leading global high-performance analog technology company. Since our inception in 1965, we have focused on solving our customers’ toughest signal processing engineering challenges and playing a fundamental role in efficiently converting, conditioning, and processing real-world phenomena such as temperature, pressure, sound, light, speed, and motion into electrical signals to be used in a wide array of electronic applications. We produce innovative products and technologies that accurately and securely sense, measure, connect, interpret and power, allowing our customers to intelligently bridge the physical and digital domains.

We design, manufacture, and market a broad portfolio of solutions, including integrated circuits (“ICs”), algorithms, software, and subsystems that leverage high-performance analog, mixed-signal, and digital signal processing technologies. Our fusion of cutting-edge sensors, data converters, amplifiers and linear products, radio frequency ICs, power management products, and other signal processing products with deep industry expertise allows us to create robust technology platforms that meet a broad spectrum of customer and market needs. As new generations of applications evolve—such as autonomous vehicles, 5G networks, intelligent factories, and smart healthcare devices—the demand for Analog Devices’ high-performance analog signal processing and digital signal processing products and technologies is increasing.

We focus on key strategic markets such as industrial, automotive, consumer, and communications where our signal processing technology is often a critical differentiator in our customers’ products. Used by more than 125,000 end customers worldwide, our products are used in many different types of electronic applications including:

•  Factory and process automation systems

•  Instrumentation, test and measurement systems

•  Aerospace and defense electronics

•  Semi-autonomous and autonomous vehicle safety systems

•  Automotive infotainment systems

•  Powertrains for gas and electric vehicles

• Medical imaging equipment • Vital signs monitoring devices • Wireless infrastructure equipment • Networking and optical equipment • Portable consumer devices • Professional audio and video devices

We were incorporated in Massachusetts in 1965. Our principal executive offices are located at One Technology Way, Norwood, Massachusetts 02062, and our telephone number is (781) 329-4700. In addition, we have manufacturing facilities in the United States, Ireland and Southeast Asia. Our common stock is listed on The Nasdaq Global Select Market under the symbol ADI and is included in the Standard & Poor’s 500 Index.

THE OFFERING

Common Stock offered by selling stockholder	335,654 shares

Use of proceeds	Analog Devices, Inc. will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

Nasdaq Global Select Market symbol	ADI

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could suffer materially.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Global Select Market listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

We established Analog Devices Foundation (the “selling stockholder”) in December 2019 as a nonprofit non-stock corporation, of which Analog Devices, Inc. is the sole member, for the purposes of making charitable contributions for charitable, scientific or educational purposes. The selling stockholder is a related charitable organization that operates separately from us.

The following table sets forth information regarding the selling stockholder and the shares that may be offered and sold from time to time by it pursuant to this prospectus. On December 23, 2019, we contributed 335,654 shares of our common stock to the selling stockholder, which are the shares that may be offered and sold pursuant to this prospectus. In connection with the contribution, we agreed to register the shares of common stock offered under this prospectus under the Securities Act. The directors of the selling stockholder are Prashanth Mahendra-Rajah, Margaret K. Seif and Daniel Leibholz, each of whom is an employee and officer of Analog Devices, Inc. The officers of the selling stockholder are Stephanie Sidelko, Michael Sondel, Christina Dervin and Eric French, each of whom is an employee and/or officer of Analog Devices, Inc. Other than the foregoing, based on representations made to us by the selling stockholder, to our knowledge, the selling stockholder has not had, nor within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering (1)
	Number	Percentage (3)		Number	Percentage (3)
Analog Devices Foundation (2)	335,654	0.09%	335,654	—	0.00%

(1)

The selling stockholder might not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)

The board of directors of the selling stockholder, comprised of Prashanth Mahendra-Rajah, Margaret K. Seif and Daniel Leibholz, has voting and investment power over the shares. No director may act individually to vote or sell shares held by the selling stockholder; therefore, no individual director is deemed to beneficially own any shares held by the selling stockholder solely by virtue of the fact that he or she is a director of the selling stockholder.

(3)	Based on 369,010,543 shares of our common stock outstanding on January 3, 2020.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges in any market or trading facility on which the shares are traded, or in the over-the-counter market or otherwise, at fixed prices, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	over-the-counter distributions in accordance with the rules of the Nasdaq Global Select Market;

•	options transactions;

•	privately negotiated transactions;

•	directly to one or more purchasers, including affiliates;

•	through agents;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge or grant a security interest in shares to a broker-dealer, other financial institution or other person, and, upon a default such pledgee or secured parties may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of Analog Devices, Inc. appearing in Analog Devices, Inc.’s Annual Report (Form 10-K) for the year ended November 2, 2019 (including the schedule appearing therein), and the effectiveness of Analog Devices, Inc.’s internal control over financial reporting as of November 2, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.analog.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

(1)	Our Annual Report on Form 10-K for the fiscal year ended November 2, 2019, filed with the SEC on November 26, 2019;

(2)

Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on January 25, 2019 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended November 3, 2018);

(3)	Our Current Reports on Form 8-K filed with the SEC on November 26, 2019 (Item 5.02 only), December 5, 2019 and December 13, 2019;

(4)

the unaudited condensed consolidated balance sheet of Linear Technology Corporation as of January 1, 2017, the unaudited condensed consolidated statements of operations, comprehensive income and cash flows for the six-month periods ended January 1, 2017 and January 3, 2016 and the related notes to such unaudited condensed consolidated financial statement, filed as Exhibit 99.2 to Amendment No.  1 to our Current Report on Form 8-K, filed with the SEC on May 23, 2017; and

(5)

The description of our common stock contained in our Registration Statement on Form 8-A dated March 21, 2012, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended November 2, 2019.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Analog Devices, Inc.

One Technology Way

Norwood, MA 02062

Telephone: (781) 461-3282

Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Analog Devices, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares).

SEC registration fee	$5,074.35
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Miscellaneous expenses	$(1)

Total expenses	$(1)

(1) Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Article 6A of the Company’s Restated Articles of Organization, as amended (the “Restated Articles”) provides that the Company shall indemnify each person who is, or was, a director or officer of the Company or who is or was a director or employee of the Company and is serving or has served as a director of another organization at the request of the Company or in any capacity with respect to an employee benefit plan of the Company, against all liabilities and expenses, including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys’ fees, imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceedings, whether civil or criminal, to which such individual may be made a defendant or with which such individual may become involved or threatened, directly or indirectly, by reason of having been an officer or director of the Company or as a result of his having served with respect to any such employee benefit plan. Article 6A further provides that the Company shall provide no indemnification with respect to any matter as to which any director or officer shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, if the matter relates to an employee benefit plan, the participants or beneficiaries of such employee benefit plan. The right to indemnification conferred by Article 6A includes the right to be paid by the Company for liabilities and expenses incurred in connection with settlement or compromise of any such action pursuant to a consent decree or otherwise, unless a determination is made by the board of directors that such settlement or compromise is not in the best interests of the Company or, if the matter relates to an employee benefit plan, the participants or beneficiaries of such employee benefit plan.

Article 6A of the Restated Articles includes the right to payment by the Company of expenses, including reasonable attorney’s fees, incurred in defending a civil or criminal action, suit or proceeding in advance of its final disposition, subject to receipt of an undertaking by the individual person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Restated Articles. However, no advance may be made if the board of directors reasonably and promptly determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Company or if two disinterested directors are not then in office, by independent legal counsel in a written opinion), based on facts known to the board of directors or such independent legal counsel at such time, that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Company or the participants or beneficiaries of such employee benefit plan, as the case may be.

Under Article 6A of the Restated Articles, if an individual is entitled under any provision of Article 6 of the Restated Articles to indemnification by the Company for some or a portion of the liabilities or expenses imposed upon or incurred by such individual in the investigation, defense, appeal or settlement of any action, suit or proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify such individual for the portion of such liabilities or expenses to which such individual is entitled. The Company’s obligation to provide indemnification under the Restated Articles shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Company or any other person.

Under Article 6D of the Restated Articles, to the fullest extent permitted by the Massachusetts Business Corporation Act, as may be amended from time to time, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

The Company has also entered into indemnification agreements with its directors and executive officers, each of which creates a direct contractual obligation of the Company to indemnify the individual under certain circumstances. Each agreement generally provides that the Company will indemnify the director or officer to the fullest extent permitted under Massachusetts law for claims arising in such individual’s capacity as a director or officer of the Company or in connection with his or her service at the request of the Company for another entity. Each agreement, among other things, establishes certain remedies for claims and contains deadlines and procedures to be followed in connection with a request for indemnification and/or advancement of expenses, including in the event of a change in control of the Company.

In addition, the Company has directors and officers liability insurance for the benefit of its directors and officers.

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Restated Articles of Organization of the Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2008 (File No. 001-07819) as filed with the SEC on May 20, 2008 and incorporated herein by reference.

3.2	Amendment to Restated Articles of Organization of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-07819) as filed with the SEC on December 8, 2008 and incorporated herein by reference.

3.3	Amended and Restated By-Laws of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-7819) as filed with the SEC on December 17, 2018 and incorporated herein by reference.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages to the Registration Statement).

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)    That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts, on January 9, 2020.

ANALOG DEVICES, INC.

By:	/s/ Vincent Roche
Vincent Roche President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Vincent Roche, Prashanth Mahendra-Rajah and Larry Weiss, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray Stata Ray Stata	Chairman of the Board	January 9, 2020

/s/ Vincent Roche Vincent Roche	President, Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2020

/s/ Prashanth Mahendra-Rajah Prashanth Mahendra-Rajah	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	January 9, 2020

/s/ Michael Sondel Michael Sondel	Chief Accounting Officer (Principal Accounting Officer)	January 9, 2020

/s/ James A. Champy James A. Champy	Director	January 9, 2020

/s/ Anantha P. Chandrakasan Anantha P. Chandrakasan	Director	January 9, 2020

/s/ Bruce R. Evans Bruce R. Evans	Director	January 9, 2020

/s/ Edward H. Frank Edward H. Frank	Director	January 9, 2020

/s/ Karen M. Golz Karen M. Golz	Director	January 9, 2020

/s/ Mark M. Little Mark M. Little	Director	January 9, 2020

/s/ Neil Novich Neil Novich	Director	January 9, 2020

/s/ Kenton J. Sicchitano Kenton J. Sicchitano	Director	January 9, 2020

/s/ Lisa T. Su Lisa T. Su	Director	January 9, 2020

/s/ Susie Wee Susie Wee	Director	January 9, 2020